Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Critical Therapeutics, Inc. dated March 14, 2005, appearing in the Annual Report on Form 10-K of Critical Therapeutics, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP
January 13, 2005